SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 19, 1998


                  CHURCHILL DOWNS INCORPORATED
      (Exact name of registrant as specified in its charter)



   KENTUCKY                0-01469              61-0156015
(State or other        (Commission File      (IRS Employer
 jurisdiction            Number)               Identification No.)
 of incorporation)



700 Central Avenue
LOUISVILLE, KENTUCKY                                  40208
(Address of principal executive offices)               (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (502) 636-4400



                          NOT APPLICABLE
   (Former name or former address, if changed since last report)


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ITEM 5.   Other Events.

          On March 19, 1998, the Board of Directors of Churchill Downs Incorporated (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, no par value per share (the "Common Stock") to shareholders of record at the close of business on March 30, 1998 (the "Record Date"). The description and terms of the Rights are set forth in a Rights Agreement dated as of March 19, 1998 (the "Rights Agreement") between the Company and Bank of Louisville, as Rights Agent.

          Prior to the Distribution Date (hereinafter defined), the Rights will be represented by the certificates for shares of Common Stock. Separate Right certificates will be distributed to shareholders as soon as practicable after the Distribution Date. The Rights will expire on the tenth anniversary of the effective date of the Rights Agreement (the "Expiration Date") unless earlier redeemed or canceled by the Company as provided below. Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being called an "Acquiring Person") unless provisions intended to prevent accidental triggering of the Rights apply, and (b) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in such person or group becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Each Right shall be exercisable for 1/1,000 of a share of Series 1998 Preferred Stock (the "Preferred Stock") (as described below) at a purchase price (the "Purchase Price") of $80.00 (after giving effect to the 1 for 1 share dividend declared by the Company on March 19, 1998), subject to adjustment. Prior to the Distribution Date, the Rights shall be transferable only with the related shares of Common Stock and shall automatically be transferred with such shares. After the Distribution Date, the Rights shall be separately transferable and the Company will provide Right certificates to all holders of Common Stock.

          The terms of the Preferred Stock provide that each 1/1,000 of a share of Preferred Stock is entitled to participate in dividends and other distributions, and to vote, on an equivalent basis with one whole share of the presently constituted Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board of Directors of the Company in the event of any change

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

in the Common Stock or Preferred Stock, whether by reason of share dividends, share splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock or otherwise.

          Subject to provisions of the Rights Agreement, at such time as there is an Acquiring Person, proper provision shall be made so that the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of thousandths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of such transaction would have a market value of twice the Purchase Price (the "flip-in"). Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date shall become null and void. In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is a publicly traded corporation or 50% or more of the Company's assets or assets representing 50% or more of the Company's earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price (the "flip-over"). In the event the Company is acquired in a merger or other business combination by an Acquiring Person that is not a publicly traded entity or 50% or more of the Company's assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (a) that number of shares of the surviving corporation in the transaction with such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be the Company) which at the time of the transaction would have an aggregate book value of twice the Purchase Price, or (b) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price, or (c) if such entity has affiliates which have publicly traded common shares, that number of common shares of the affiliate with the greatest aggregate market value on the transaction date, which at the time of the transaction would have a market value of twice the Purchase Price.

          Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date shall become null and void. The "flip-over" provision only applies to a merger or similar business combination with an Acquiring Person, and it

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

does not apply to a merger or business combination with any party which has not triggered the "flip-in" provision.

          The Rights are redeemable by the Board of Directors at a redemption price of $.01 per Right (the "Redemption Price") any time prior to the earlier of (a) the tenth business day (or such later date as may be determined by the Board) after such time as there becomes an Acquiring Person and (b) the Expiration Date. Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          After there is an Acquiring Person the Board of Directors may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or equivalent value in cash, shares of Common Stock, or other securities).

          At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur and the definition of an "Acquiring Person"), except that no supplement or amendment shall be made which reduces the Redemption Price of the Rights or provides for an earlier date of expiration of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          The following exhibits are filed as a part of this Report:

     4.1 Rights Agreement dated as of March 19, 1998, between Churchill Downs Incorporated and Bank of Louisville, as Rights Agent, which includes as Exhibit A the Form of Articles of Amendment and as Exhibit B the Form of Rights Certificate.

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                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                              CHURCHILL DOWNS INCORPORATED



                              By:  /S/ THOMAS H. MEEKER
                                 Thomas H. Meeker, President

Date: March 19, 1998

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                           EXHIBIT INDEX


Exhibit                                                                  Sequentially
NUMBER                             DESCRIPTION                           NUMBERED PAGE
4.1                   Rights Agreement dated as of March
                      19, 1998 between Churchill Downs                          6
                      Incorporated and Bank of Louisville,
                      as Rights Agent, which includes as
                      Exhibit A the Form of Articles of
                      Amendment and as Exhibit B the Form
                      of Rights Certificate

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